Exhibit 99.1

Gateway Energy Corporation
Exhibit to Current Report on Form 8-K Dated March 31, 2003
Exhibit 99.1 – Internet-based Information Release

GATEWAY ENERGY CORPORATION ANNOUNCES YEAR-END 2002 FINANCIAL RESULTS

For the year ended December 31, 2002, the Company reported the following results ($000’s except per share data):

Year Ended

December 31:	2002	2001
Revenues:	$6,687	$8,747
Operating margin(1)	1,482	1,940
Loss from continuing operations	(1,008)	(913)
Discontinued operations	86	85
Net loss	(922)	(828)
Basic and diluted loss per common share:
Continuing operations	(0.07)	(0.06)
Discontinued operations	0.01	0.01
Net loss	(0.06)	(0.05)

(1)   Revenues less cost of purchased gas and less operating expenses.